    As filed with the Securities and Exchange Commission on August 13, 2004

                                                   Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                BLAIR CORPORATION
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF INCORPORATION)

          DELAWARE                        5961                   25-0691670
(State or other jurisdiction   (Primary Standard Industry     (I.R.S. Employer
     of incorporation or       Classification Code Number)   Identification No.)
       organization)

                               220 HICKORY STREET
                           WARREN, PENNSYLVANIA 16366
                                 (814) 723-3600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                BLAIR CORPORATION
                             2000 OMNIBUS STOCK PLAN
                            (Full Title of the Plan)

                                BRYAN J. FLANAGAN
                            SENIOR VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                                BLAIR CORPORATION
                               220 HICKORY STREET
                           WARREN, PENNSYLVANIA 16366
                                 (814) 723-3600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   Copies to:
                               JOHN H. VOGEL, ESQ.
                           CHERI CARPER BENNETT, ESQ.
                                PATTON BOGGS LLP
                               2550 M STREET, N.W.
                              WASHINGTON, DC 20037
                                 (202) 457-6000

===============================================================================================================
                                                    PROPOSED MAXIMUM    ESTIMATED MAXIMUM
  TITLE OF SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
         REGISTERED              REGISTERED(1)            SHARE               PRICE         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
 Common Stock, no par Value
          per Share               400,000(2)          $25.35 (3)          $10,140,000          $1,284.74
===============================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Blair Corporation Employee Stock Purchase Plan (the "Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Blair Corporation pursuant to Rule 416(a) of the Securities Exchange Act of 1933 (the "Securities Act").

(2) Represents the total number of shares currently available for issuance as awards pursuant to the Plan.

(3) Calculated pursuant to Rule 457(h) of the Securities Act. The market value of the common stock, as determined by the last reported price quoted on the American Stock Exchange on August 9, 2004, of $25.35 per share multiplied by 400,000 shares available as awards granted pursuant to the Plan.

 THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN
              ACCORDANCE WITH SECTION 462(A) OF THE SECURITIES ACT.

                                BLAIR CORPORATION

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Blair Corporation (the "Company" or the "Registrant") 2000 Omnibus Stock Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in any of the Plan as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2003, which includes the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, together with the related notes and the report of Ernst & Young LLP, independent certified public accountants, originally filed with the SEC on March 15, 2004 (SEC File No. 1-878).

         (b) The Form 10-Q report filed by the Registrant for the fiscal quarter ended March 31, 2004 (File No. 1-878) filed with the SEC on May 7, 2004.

         (c) The Form 10-Q report filed by the Registrant for the fiscal quarter ended June 30, 2004 (File No. 1-878) filed with the SEC on August 9, 2004.

         (d)      The description of Registrant's common stock contained in
                  Exhibit 4.1 to the Company's Registration Statement (File No. 333-41770), filed with the SEC on July 19, 2000, and any amendment or report filed for the purpose of updating such description.

         (e) All documents filed by the Registrant pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify its directors or officers and may purchase and maintain liability insurance for those persons as and to the extent permitted thereby.

         The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers to the extent permitted under Section 145 of the General Corporation Law of Delaware from and against all expenses, liabilities and other matters referred to in or covered by Section 145, both as to action in their official capacities and as to action in another capacity while holding such positions.

         Article XXIII of the Amended Bylaws of the Company, relating to indemnification of its directors and officers states as follows:

         The Corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him (including, without limitation, reasonable attorneys' fees) in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation to the extent permitted by the Delaware corporation Law, as amended, or any successor provision thereto.

         The Company maintains an insurance policy with total coverage of $30,000,000 that insures its directors and officers against damages, judgments and settlements arising from, and defense costs in connection with, claims for alleged wrongful acts in their respective capacities as directors and officers of the Company, except to the extent the Company has indemnified the directors and officers. The Company is entitled to reimbursements under the policy to the extent it has indemnified the directors and officers for covered losses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         4        Specimen Stock Certificate for Common Stock of Blair
                  Corporation(1)

         5 Opinion of Patton Boggs LLP, Washington, DC, as to the legality of the common stock registered hereby

         23.1     Consent of Patton Boggs LLP (included in Exhibit 5)

         23.2     Consent of Ernst & Young LLP

         24       Power of Attorney(2)

         (1) Incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement filed with the SEC on July 19, 2000 (SEC File No. 333-41770).

         (2)      Located on the signature page to this Registration Statement.

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration Statement:

         (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Pennsylvania, on August 13, 2004.

                                       BLAIR CORPORATION


                                       By:       /s/ Bryan J. Flanagan
                                       -------------------------------------
                                       Bryan J. Flanagan
                                       Senior Vice President and
                                       Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryan J. Flanagan as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                    Title                                   Date

/s/ Craig N. Johnson             Chairman of the Board of Directors             August 13, 2004
------------------------
Craig N. Johnson

/s/ John E. Zawacki              President, Chief Executive Officer and         August 13, 2004
------------------------         Director  (principal executive officer)
John E. Zawacki


/s/ Bryan J. Flanagan            Senior Vice President, Chief Financial         August 13, 2004
------------------------         Officer and Director (principal financial
Bryan J. Flanagan                officer)

/s/ Steven M. Blair              Vice President, Customer Services and          August 13, 2004
------------------------         Director
Steven M. Blair


/s/ Thomas P. McKeever           Senior Vice President, Operations and          August 13, 2004
------------------------         Administration and Director
Thomas P. McKeever


/s/ Robert D. Crowley            Senior Vice President, Menswear, Home and      August 13, 2004
------------------------         Marketing Services and Director
Robert D. Crowley


/s/ Murray K. McComas            Director                                       August 13, 2004
------------------------
Murray K. McComas